PROMISORY NOTE

$100,000                                                       Waterbury Vermont
                                                                  March 21, 2000

1. ChefExpress.net, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter Borrower"), for value received, hereby promises to pay to Green Mountain Coffee Roasters, Inc. (hereinafter "Holder") on or before May 31, 2000, the principal sum of One Hundred Thousand Dollars ($100,000), and to pay such interest on the principal sum from the date hereof at the rate of eight percent (8%) per annum (based on a 365 day year) until payment in full of principal.

2. Principal and interest under this Note shall be in lawful money of the United States. Borrower waives diligence, presentment, protest, demand and notice of protest, demand, dishonor, and nonpayment of this Note.

3. Borrower may extend this Note one time only for a period not exceeding ninety
(90) days without cost or penalty. To extend this Note, Borrower must notify Holder in writing at least ten (10) days prior to the payment date specified herein of its exercise of this right. The notice must specify the new day for payment of principal and interest.

4.
              a. Borrower agrees that at least thirty (30) days prior to the maturity date of this Note (as may be extended pursuant to Paragraph 3 above), it shall offer to Holder the opportunity to purchase fully paid, non-assessable common stock of Borrower ("the Shares") at the same price per share and on the same other terms and conditions as those provided to all other potential investors in Borrower's initial private placement offering, and subject to the following additional terms and conditions:

              b. No fractional Shares shall be issuable on any purchase in consideration for the cancellation of principal owing on this Note. In lieu of issuing fractional Shares, Borrower shall pay Holder the cash portion of the indebtedness not so cancelled.

              c. Upon such surrender of the Note, interest owing on this Note shall cease. All accrued interest shall be paid in cash at the time the Shares are issued to Holder.

d. Nothing herein shall obligate Holder to accept Borrower's offer of Shares, in which case all of the terms and conditions of this Note shall remain in full force and effect.

5. Holder shall not transfer, sell, or assign Holder's interest in this Note, or any portion thereof, without the express written consent of Borrower.

6. All notices or other communications required or permitted by this Note or by law to be served on or given either party by the other party shall be in writing and shall be deemed duly served and given when personally delivered to the party to whom it is directed or in lieu of personal service when mailed by first class mail, postage prepaid, addressed to the parties as follows:

              a.       Borrower:            ChefExpress.net, Inc.
                                            Attn: Stephen G. Schimoler
                                            92 Stowe Street
                                            Waterbury, VT  05676

              b.       Holder               Green Mountain Coffee Roasters, Inc.
                                            Attn: Bob Stiller, Chairman/CEO
                                            33 Coffee Lane
                                            Waterbury, VT  05676
                                            Telephone: (802) 244-5621

              Either party may change that party's address by giving written notice of the change to the other party in the manner provided in this section.

7. Whether or not suit is filed, Borrower agrees to pay all reasonable attorney's fees, cost of collection, costs, and expenses incurred by Holder in connection with the enforcement or collection of this Note. Borrower further agrees to pay all costs of suit and the sum adjudged as attorneys' fees in any action to enforce payment of this Note or any part of it.

8. This Note shall be governed by and construed in accordance with the laws of the State of Vermont without regard to the laws as to choice of or conflict of laws.


                                                    ChefExpress.net, Inc.

                                                    By: /s/ Stephen G. Schimoler
                                                    ----------------------------
                                                    Chairman of the Board